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                                     ESELCO, INC.
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                              EXHIBIT 21 - SUBSIDIARIES
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                                                 Jurisdiction of
                         Name                     Incorporation
         -----------------------------           ---------------
         Edison Sault Electric Company                U.S.A.
                                                     Michigan


         Northern Tree Service, Inc.                  U.S.A.
                                                     Michigan




                                  -16-